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Delta Air Lines Reports Monthly Results for November 2006

ATLANTA, December 29, 2006 - Delta Air Lines (Other OTC: DALRQ) today filed its Monthly Operating Report for November 2006 with the U.S. Bankruptcy Court for the Southern District of New York. Key points include:
•	Delta’s November 2006 net loss was $49 million. Excluding reorganization items, the November 2006 net loss was $12 million.
•	November 2006 operating income was $52 million, a $159 million improvement over November 2005.
•	As of November 30, 2006, Delta had $2.7 billion of unrestricted cash, cash equivalents and short-term investments.

Delta reported a net loss of $49 million in the month of November 2006, compared to a net loss of $181 million in November 2005. Delta’s net loss before reorganization items was $12 million for November 2006, a $152 million improvement versus the prior year period. Delta’s operating income of $52 million, a $159 million improvement over November 2005, includes a $31 million negative impact of fuel hedges for the month. As of November 30, 2006, Delta had $3.8 billion of cash, cash equivalents and short-term investments, of which $2.7 billion was unrestricted.

Restructuring Progress
In September 2005, Delta announced a comprehensive restructuring plan intended to deliver an additional $3 billion in annual financial benefits through revenue improvements and cost reductions by the end of 2007. During the month of November, Delta demonstrated its continuing progress in restructuring its business, as follows:
•
Delta’s length of haul adjusted consolidated passenger unit revenues (PRASM) increased 13.2% for November 2006 versus November 2005, as compared to the industry (excluding Delta) average PRASM increase of 5.3% over the same period. Notably, Delta recorded PRASM of 17.1 cents on Sunday, November 26, the highest single-day PRASM in the company’s history.

•
Delta reduced its operating expenses by 8.1% on a capacity reduction of 6.5%, resulting in a 1.7% reduction in consolidated unit costs (CASM) in November 2006 compared to November 2005. Mainline non-fuel CASM was 7.33 cents for the month, a 2.7% improvement year over year.

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“November’s results continue the momentum that will deliver a nearly $2 billion year over year improvement in Delta’s net income excluding reorganization items for 2006,” said Edward H. Bastian, Delta’s executive vice president and chief financial officer.  “These results reflect the strength of our business plan and further underscore our confidence to emerge from bankruptcy as a strong, standalone company in the Spring of 2007.”

Important Financial Disclosure
On December 19, 2006, Delta filed a standalone Plan of Reorganization (the “Plan”), which is subject to confirmation by the United States Bankruptcy Court for the Southern District of New York, and requires submission to a vote of creditors. Under the Plan, current holders of Delta’s common stock would receive no distribution, and the common stock would be cancelled upon the effective date of the Plan. Delta believes any plan of reorganization the company proposes would result in holders of certain liabilities and securities receiving no value for their interests. Because of such possibilities, the value of Delta’s liabilities and securities is highly speculative. Accordingly, caution should be exercised with respect to existing and future investments in any of these liabilities or securities.

About Delta
Delta Air Lines offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 290 destinations in 46 countries. With more than 50 new international routes added in the last year, Delta is America’s fastest growing international airline and is a leader across the Atlantic with flights to 28 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 400 weekly flights to 49 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 445 worldwide destinations in 92 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of

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reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; labor issues, including our ability to reduce our pilot labor costs to the level called for by our business plan and possible strikes or job actions by unionized employees; our ability to implement our business plan successfully; the cost of aircraft fuel; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K, filed on March 27, 2006 and its Form 10-Q, filed on November 9, 2006.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

Pursuant to our Plan filed December 19, 2006, the outstanding common stock will have no value and will be canceled and the value of our various pre-petition liabilities and other securities is highly speculative.  Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and securities.  Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com.  Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of December 29, 2006, and which Delta has no current intention to update.

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Note 1: The following table shows a reconciliation of certain financial measures adjusted for the items shown below.

	For the	For the
	Month Ended	Month Ended
	November 30, 2006	November 30, 2005
(in cents)
PRASM	10.70	9.62
Length of haul adjustment to industry average for applicable period	(0.55)	(0.65)
Length of haul adjusted PRASM	10.15	8.97

Delta presents length of haul adjusted PRASM because management believes this provides a more meaningful comparison due to changes in Delta’s route network.

	For the	For the
	Month Ended	Month Ended
	November 30, 2006	November 30, 2005
(in cents)
Mainline CASM	10.43	10.73
Items excluded:
Fuel expense	3.10	3.20
Mainline CASM excluding fuel expense	7.33	7.53

Delta presents mainline CASM excluding fuel expense because management believes high fuel prices mask the progress that Delta achieved toward its business plan targets.

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